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                                                        EXHIBIT 21


                     SUBSIDIARIES OF JEFFERIES GROUP, INC.

NAME OF SUBSIDIARY                           PLACE OF INCORPORATION
------------------                           ----------------------
Jefferies & Company, Inc.                         Delaware

Investment Technology Group, Inc.                 Delaware

Jefferies International Limited                   England

Jefferies Pacific Limited                         Hong Kong

Jefferies Analytical Trading Group Inc.           Delaware